EXHIBIT 10.13

THIRD LOAN MODIFICATION AGREEMENT

This Third Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of August             , 2003 by and between SABA SOFTWARE, INC., a Delaware corporation (the “Borrower”) and SILICON VALLEY BANK (“Bank”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan and Security Agreement, dated August 30, 2002, as may be amended from time to time, (the “Loan Agreement”). The Loan Agreement provided for, among other things, a Committed Revolving Line in the original principal amount of Six Million Dollars ($6,000,000), a Committed Equipment Line in the original principal amount of One Million Dollars ($1,000,000), and a Term Loan 1 in the original principal amount of One Million Two Hundred Thousand Dollars ($1,200,000). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement. Additionally, Borrower has executed a Negative Pledge Agreement dated August 30, 2002.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Obligations shall be referred to as the “Security Documents”. Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

3.1	Modifications to Loan Agreement.

3.1.1 The following Section 2.1.4B is hereby added to the Loan Agreement immediately after Section 2.1.4A.

2.1.4B Equipment Facility 2.

(a) Subject to the terms and conditions of this Agreement, Bank agrees to lend to Borrower, from time to time prior to the Equipment Facility 2 Commitment Termination Date, equipment advances (each an “Equipment Facility 2 Advance” and collectively the “Equipment Facility 2 Advances”) in an aggregate amount not to exceed the Committed Equipment Facility 2 Line. When repaid, the Equipment Facility 2 Advances may not be re-borrowed. The proceeds of the Equipment Facility 2 Advances will be used solely to reimburse Borrower for the purchase of (i) new Eligible Equipment Facility 2 Equipment purchased within 90 days of the Equipment Facility 2 Advance and (ii) used Eligible Equipment Facility 2 Equipment purchased within 180 days of the Equipment Facility 2 Advance; provided, however, that used Eligible Equipment Facility 2 Equipment purchased more than 90 days earlier, but not more than 180 days earlier, may be financed only with the first Equipment Facility 2 Advance. Bank’s obligation to lend hereunder shall terminate on the earlier of (i) the occurrence and continuance of an Event of Default, or (ii) the Equipment Facility 2 Commitment Termination Date.

(b) To obtain an Equipment Facility 2 Advance, Borrower must notify Bank (the notice is irrevocable) by facsimile no later than 12:00 p.m. Pacific time 5 Business Days before the day on which the Equipment Facility 2 Advance is to be made. With respect to

Equipment Facility 2 Advances that are Option 3 Loans, the notice in the form of Exhibit B (Payment/Advance Form) must be signed by a Responsible Officer or designee and include a copy of the invoice(s) for the Eligible Equipment Facility 2 Equipment being financed. With respect to Equipment Facility 2 Advances that are Option 4 Loans, Borrower will complete a Loan Supplement substantially in the form of Exhibit E on the Funding Date.

(c) If Borrower satisfies the conditions of each Equipment Facility 2 Advance specified in this Section 2.1.4B, Bank will disburse such Equipment Facility 2 Advance by internal transfer to Borrower’s deposit account with Bank. Each Equipment Facility 2 Advance may not exceed (i) 100% of the Original Stated Cost for Equipment Facility 2 Advances for the financing of Eligible Equipment Facility 2 Equipment purchased within 90 days of the Equipment Facility 2 Advance and (ii) 75% of the Original Stated Cost for Equipment Facility 2 Advances for the financing of Eligible Equipment Facility 2 Equipment purchased more than 90 days but less than 180 days before the relevant Equipment Facility 2 Advance.

(d) Bank’s obligation to lend the undisbursed portion of the Committed Equipment Facility 2 Line will terminate if, in Bank’s sole discretion, there has been a material adverse change in the general affairs, management, results of operation, condition (financial or otherwise) or the prospects of Borrower, whether or not arising from transactions in the ordinary course of business, or there has been any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Bank prior to August         , 2003.

3.1.2 Sections 2.2(a) – (h) of the Loan Agreement are hereby amended in their entirety to read as follows:

(a) Advances and Term Loan 1 Interest Rates. (i) Advances accrue interest on the outstanding principal balance at a per annum rate equal to the greater of: (x) 5.00%; or (y) 100 basis points (1%) above the Prime Rate; and (ii) the Term Loan 1 accrues interest on the outstanding principal balance at a rate of interest per annum equal to the greater of: (A) 150 basis points (1.50%) above the Prime Rate or (B) 5.75%. After an Event of Default, Obligations accrue interest at 5 percent above the rate effective immediately before the Event of Default. The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed..

(b) Equipment Advances and Equipment Facility 2 Advances Interest Rates. Equipment Advances accrue interest on the outstanding principal balance at a per annum rate equal to (at Borrower’s option) the Option 1 Basic Rate or the Option 2 Basic Rate. Equipment Facility 2 Advances accrue interest on the outstanding principal balance at a per annum rate equal to (at Borrower’s option) the Option 3 Basic Rate or the Option 4 Basic Rate. After an Event of Default, Obligations accrue interest at 5 percentage points above the rate effective immediately before the Event of Default. The interest rate on the Option 1 Loans and Option 3 Loans increases or decreases when the Prime Rate changes. The interest rate on the Option 2 Loans and Option 4 Loans will be determined on the Funding Date and shall remain fixed for the life of such loan. Interest is computed on a 360 day year for the actual number of days elapsed.

(c) Principal and Interest Payments On Payment Dates. Borrower will pay interest due on Advances under the Committed Revolving Line on the first Business Day of each month. For Equipment Advances bearing the Option 1 Basic Rate (the “Option 1 Loans”) and Equipment Facility 2 Advances bearing the Option 3 Basic Rate (“Option 3 Loans”), Borrower will make 36 equal monthly installments of principal plus accrued interest for each Option 1 Loan and Option 3 Loan, calculated by multiplying the Option 1 Basic Rate or Option 3 Basic Rate, as applicable, by the outstanding Loan Amount for such Equipment Advances and Equipment Facility 2 Advances plus principal due as of such Payment Date. For Equipment Advances bearing interest at the Option 2 Basic Rate (the

“Option 2 Loans”) and Equipment Facility 2 Advances bearing interest at the Option 4 Basic Rate (“Option 4 Loans”), Borrower will make payments monthly of principal in advance and accrued interest for each Option 2 Loan and Option 4 Loan, calculated by multiplying the applicable Loan Factor by the Loan Amount for such Equipment Advance or Equipment Facility 2 Advance, as applicable, as of such Payment Date (payments on the Option 1 Loans, the Option 2 Loans, the Option 3 Loans and the Option 4 Loans are collectively referred to herein as “Scheduled Payments”). Scheduled Payments are due on the first Business Day of the month following the Funding Date (or commencing on the Funding Date if the Funding Date is the first Business Day of the month) with respect to such Equipment Advance or Equipment Facility 2 Advance and continuing thereafter during the Equipment Loan Repayment Period on the first Business Day of each calendar month (each a “Payment Date”). All unpaid principal and accrued interest is due and payable in full on the last Payment Date with respect to such Equipment Advance or Equipment Facility 2 Advance. Payments received after 12:00 noon Pacific time are considered received at the opening of business on the next Business Day. An Equipment Advance or Equipment Facility 2 Advance may only be prepaid in accordance with Sections 2.2(e), 2.2 (f), 2.2 (g), and 2.2 (h).

(d) Interim Payment. In addition to the Scheduled Payments, on the Funding Date for each Equipment Advance or Equipment Facility 2 Advance (unless the Funding Date is the first Business Day of the month) Borrower shall pay to Bank the projected interest to accrue from the Funding Date to the first Payment Date, pursuant to paragraph “(b)” of this Section.

(e) Prepayment Upon an Event of Loss. If any Financed Equipment is subject to an Event of Loss and Borrower is required to or elects to prepay the Equipment Advance or Equipment Facility 2 Advance with respect to such Financed Equipment pursuant to Section 6.6, then such Equipment Advance or Equipment Facility 2 Advance, as applicable, shall be prepaid to the extent and in the manner provided in such section.

(f) Mandatory Prepayment Upon an Acceleration. If the Equipment Advances, Equipment Facility 2 Advances and the Advances are accelerated following the occurrence of an Event of Default (other than following an Event of Loss), then Borrower will immediately pay to Bank (i) all accrued and unpaid Scheduled Payments (including principal and interest) with respect to each Equipment Advance and Equipment Facility 2 Advance, (ii) all remaining Scheduled Payments (including principal and interest unpaid) in accordance with the terms of Section 2.2(g) and 2.2(h) below, (iii) all principal and accrued interest with respect to the Advances, and (iv) all other sums, if any, that shall have become due and payable with respect to any Equipment Advance, Equipment Facility 2 Advance or Advance.

(g) Permitted Prepayment of Option 1 Loans and Option 3 Loans. Borrower shall have the option to prepay all or any portion of the Option 1 Loans and Option 3 Loans advanced by Bank under this Agreement, without penalty or premium, provided no Event of Default has occurred and is continuing and Borrower (i) provides written notice to Bank of its election to prepay the Option 1 Loans or Option 3 Loans at least thirty (30) days prior to such prepayment, and (ii) pays, on the date of the prepayment (A) all due but unpaid Scheduled Payments as of the date of prepayment (including principal and interest) with respect to each Option 1 Loan or Option 3 Loan being prepaid and (B) all other sums, if any, that shall have become due and payable hereunder relating to such Option 1 Loans or Option 3 Loans with respect to this Agreement.

(h) Permitted Prepayment of Option 2 Loans and Option 4 Loans. Borrower shall have the option to prepay all, but not less than all, of each of the Option 2 Loans and Option 4 Loans advanced by Bank under this Agreement, provided no Event of Default has occurred and is continuing and Borrower (i) provides written notice to Bank of its election to prepay the Option 2 Loans or Option 4 Loans at least thirty (30) days prior to such prepayment, and (ii) pays, on the date of the prepayment (A) all outstanding principal with respect to all of the Option 2 Loans or Option 4 Loans, (B) all unpaid accrued interest with respect to all of the Option 2 Loans or Option 4 Loans, and (C) all other sums, if any, that shall have become due and payable hereunder relating to such Option 2 Loans or Option 4 Loans with respect to this Agreement.

3.1.3 Section 2.3(c) of the Loan Agreement is hereby amended to read as follows:

(c) Letters of Credit. A non-refundable letter of credit fee equal to 1.25% of the face amount of such Letter of Credit, payable on the issuance date of such Letter of Credit and thereafter annually in advance and fully earned upon payment.

3.1.4 Section 2.4 of the Loan Agreement is hereby amended to read as follows:

2.4 Termination of Commitment. So long as there are no outstanding Advances, Letters of Credit, FX Forward Contracts, Equipment Advances or Equipment Facility 2 Advances outstanding, Borrower may at any time with 5 days written notice to Bank, terminate the Committed Revolving Line, the Committed Equipment Line and the Committed Equipment Facility 2 Line. Upon Borrower’s payment in full of all Obligations then due and payable, this Agreement shall terminate; provided, however, that payments relating to Obligations arising out of Equipment Advances and Equipment Facility 2 Advances shall be in accordance with the terms of Section 2.2(g) and 2.2(h).

3.1.5 Section 6.6(b) of the Loan Agreement is hereby amended to read as follows:

(b) During the continuance of an Event of Default, on or before the Payment Date after such Event of Loss for each such item of Financed Equipment subject to such Event of Loss, Borrower will, at Bank’s option, pay to Bank an amount equal to the sum of: (i) all accrued and unpaid Scheduled Payments (with respect to such Equipment Advance or Equipment Facility 2 Advance related to the Event of Loss) due prior to the next such Payment Date, (ii) all regularly Scheduled Payments (including principal and interest), plus (iii) all other sums (other than remaining Scheduled Payments), if any, that shall have become due and payable with respect to such Equipment Advance or Equipment Facility 2 Advance, including interest at the Default Rate with respect to any past due amounts.

3.1.6 Section 6.7 of the Loan Agreement is hereby amended to read as follows:

6.7 Borrower’s Deposit and Investment Accounts. Borrower will maintain at all times at Bank or one of Bank’s affiliates no less than 100% of its Investable Funds.

3.1.7 Section 6.8(i) of the Loan Agreement is hereby amended in its entirety to read as follows:

(i) Cash. Borrower shall have unrestricted cash and cash equivalents of no less than $15,000,000.

3.1.8 The following definitions are either added (as to newly defined terms) to, or amended and restated in their entirety (as to existing defined terms) in, Section 13.1 of the Loan Agreement as follows:

“Committed Equipment Facility 2 Line” is Bank’s commitment to make Equipment Facility 2 Advances of up to $500,000.

“Commitment Termination Date” is August         , 2004.

“Credit Extension” is each Advance, Equipment Advance, Equipment Facility 2 Advance, Letter of Credit, FX Forward Contract, Term Loan 1, or any other extension of credit by Bank for Borrower’s benefit.

“Eligible Accounts”, subsection (l) only:

(l) The amount received on behalf of any Account constituting Deferred Revenue, provided, however, that notwithstanding the foregoing: (i) if Borrower’s Deferred Revenue Allowance Ratio, measured as of the last day of a calendar quarter, is less than or equal to 2.00 to 1.00, then, for the next succeeding calendar quarter no portion (0%) of its Deferred Revenue (as set forth on its Deferred Revenue Schedule) shall be deemed to constitute “Eligible Accounts,” (ii) if Borrower’s Deferred Revenue Allowance Ratio, measured as of the last day of a calendar quarter, is greater than 2.00 to 1.00 but less than or equal to 2.85 to 1.00, then, for the next succeeding calendar quarter, 50% of its Deferred Revenue (as set forth on its Deferred Revenue Schedule) shall be deemed to constitute “Eligible Accounts,” or (iii) if Borrower’s Deferred Revenue Allowance Ratio, measured as of the last day of a calendar quarter, is greater than 2.85 to 1.00, then, for the next succeeding calendar quarter, 100% of its Deferred Revenue (as set forth on its Deferred Revenue Schedule) shall be deemed to constitute “Eligible Accounts.

“Eligible Equipment Facility 2 Equipment” is new or used general purpose computer equipment, office equipment, test and laboratory equipment, furnishings, and Other Equipment Facility 2 Equipment that complies with all of Borrower’s representations and warranties to Bank and which is acceptable to Bank in all respects and is located in the United States.

“Equipment Facility 2 Advance” is defined in Section 2.1.4B.

“Equipment Facility 2 Commitment Termination Date” is May         , 2004.

“Financed Equipment” is any Equipment financed with an Equipment Advance or an Equipment Facility 2 Advance.

“Funding Date” is any date on which an Equipment Advance or Equipment Facility 2 Advance is made to or on account of Borrower.

“Loan Amount” is the aggregate amount of each Equipment Advance or Equipment Facility 2 Advance, as applicable.

“Loan Factor” is the percentage which results from amortizing the Option 2 Loan or Option 4 Loan, as applicable, over the Equipment Loan Repayment Period, using the Option 2 Basic Rate or the Option 4 Basic Rate, respectively, as the interest rate as set forth in the applicable Loan Supplement.

“Maturity Date” is, with respect to each Equipment Advance or Equipment Facility 2 Advance, the last day of the Equipment Loan Repayment Period for such Equipment Advance or Equipment Facility 2 Advance, respectively, or if earlier, the date of acceleration of such Equipment Advance or Equipment Facility 2 Advance by Bank following an Event of Default and, with respect to the Advances, the Revolving Maturity Date.

“Option 4 Basic Rate” is a rate of interest equal to the per annum rate of interest (based on a year of 360 days) equal to the sum of (a) the U.S. Treasury note yield to maturity for a term equal to the Treasury Note Maturity as quoted in The Wall Street Journal as of the Funding Date, plus (b) the Option 4 Loan Margin.

“Option 4 Loan” is defined in Section 2.2.

“Option 4 Loan Margin” is 370 basis points.

“Option 3 Basic Rate” is a rate of interest equal to the per annum rate of interest (based on a year of 360 days) equal to the greater of (a) five and one half percent (5.5%) or (b) the sum of (i) Prime Rate, plus (ii) the Option 3 Loan Margin.

“Option 3 Loan” is defined in Section 2.2.

“Option 3 Loan Margin” is 150 basis points.

“Original Stated Cost” is (i), the original cost to the Borrower of the item of new Equipment net of any and all freight, installation, tax or (ii) the fair market value assigned to such item of used Equipment by mutual agreement of Borrower and Bank at the time of making of the Equipment Advance or Equipment Facility 2 Advance, as applicable.

“Other Equipment Facility 2 Equipment” is leasehold improvements, intangible property such as transferable computer software and transferable software licenses, equipment specifically designed or manufactured for Borrower, other intangible property, limited use property and other similar property and sales tax, freight, maintenance, and installation costs. Unless otherwise agreed to by Bank, not more than 30% of the Eligible Equipment Facility 2 Equipment financed with the proceeds of each Equipment Facility 2 Advance shall consist of Other Equipment Facility 2 Equipment.

“Revolving Maturity Date” is August         , 2004.

3.1.9 Exhibit B (Loan Payment/Advance Request Form), Exhibit D (Compliance Certificate), and Exhibit E (Loan Supplement) to the Loan Agreement are hereby replaced in their entirety by the Exhibit B, Exhibit D, and Exhibit E attached hereto.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. PAYMENT OF EXPENSES AND LOAN FEE. Borrower shall pay Bank: (i) all of Bank’s out-of-pocket expenses not to exceed $                     relating to the preparation and negotiation of this Loan Modification Agreement; and (ii) a modification fee in the amount of $18,750 (the “Modification Fee”).

6. NO DEFENSES OF BORROWER. Borrower agrees that, as of the date hereof, it has no knowledge of any defenses against the obligations to pay any amounts under the Obligations.

7. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement.

8. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon payment receipt by Bank of: (i) a fully executed copy of this Loan Modification Agreement; (ii) all of Bank’s out-of-pocket expenses; and (iii) the Modification Fee.

This Loan Modification Agreement is executed as of the date first written above.

BORROWER:	BANK:

SABA SOFTWARE, INC.	SILICON VALLEY BANK

By:	By:

Name:	Name:

Title:	Title:

EXHIBIT B

LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

DEADLINE FOR SAME DAY PROCESSING IS 12 NOON, P.S.T.

TO: CENTRAL CLIENT SERVICE DIVISION	DATE: ________________________________

FAX #: (650) 320 - 0016	TIME: __________________________

FROM:	SABA SOFTWARE, INC.

CLIENT NAME (BORROWER)

REQUESTED BY:

AUTHORIZED SIGNER’S NAME

AUTHORIZED SIGNATURE:

PHONE NUMBER:

FROM ACCOUNT # _______________    TO ACCOUNT #___________________________________________________________

REQUESTED TRANSACTION TYPE AMOUNT	REQUESTED DOLLAR

PRINCIPAL INCREASE (REVOLVING ADVANCE)	$_________________
PRINCIPAL PAYMENT (REVOLVING ADVANCE ONLY)	$_________________
INTEREST PAYMENT–REVOLVING ADVANCES (ONLY)	$_________________
PRINCIPAL AND INTEREST–REVOLVING LINE (PAYMENT)	$_________________
PRINCIPAL INCREASE (OPTION 1 LOAN)	$_________________
PRINCIPAL PAYMENT – OPTION 1 LOAN (ONLY)	$_________________
INTEREST PAYMENT – OPTION 1 LOAN (ONLY)	$_________________
PRINCIPAL AND INTEREST – OPTION 1 LOAN (PAYMENT)	$_________________
PRINCIPAL INCREASE (OPTION 3 LOAN)	$_________________
PRINCIPAL PAYMENT – OPTION 3 LOAN (ONLY)	$_________________
INTEREST PAYMENT – OPTION 3 LOAN (ONLY)	$_________________
PRINCIPAL AND INTEREST – OPTION 3 LOAN (PAYMENT)	$_________________

OTHER INSTRUCTIONS:

All Borrower’s representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the telephone request for an Advance, Equipment Advance or Equipment Facility 2 Advance confirmed by this Borrowing Certificate; but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of that date.

BANK USE ONLY

TELEPHONE REQUEST:

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.

Authorized Requester	Phone #

Received By (Bank)	Phone #

Authorized Signature (Bank)

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK
3003 Tasman Drive
Santa Clara, CA 95054

FROM:	SABA SOFTWARE, INC.
2400 Bridge Parkway
Redwood Shores, CA 94065

The undersigned authorized officer of SABA SOFTWARE, INC. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending                              with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly financial statements + CC	Monthly within 30 days	Yes	No
Annual (Audited)	FYE within 120 days	Yes	No
8-K except with respect to certifications	Within 5 days after filing with SEC	Yes	No
A/R & A/P Agings	Monthly within 20 days	Yes	No
Borrowing Base Certificate	Monthly within 20 days	Yes	No

Financial Covenant	Required	Actual	Complies

Maintain on a Monthly Basis (unless otherwise specified):

Profitability. Borrower will have a minimum net profit of no less than (or may suffer a net loss not to exceed) the following amounts for the fiscal quarter end immediately opposite to such amounts:		$_______	Yes	No

August 31, 2003	($3,500,000)

November 30, 2003	($1,900,000)

February 28, 2004	($500,000)

May 31, 2004 and every fiscal quarter thereafter	$1

Cash	$15,000,000	$_______	Yes	No

BANK USE ONLY Comments Regarding Exceptions: See Attached.

Sincerely,	Received by:
AUTHORIZED SIGNER

SABA SOFTWARE, INC.

Date:
SIGNATURE

Verified:
TITLE	AUTHORIZED SIGNER

Date:
Date	Compliance Status: Yes No

EXHIBIT E

FORM OF LOAN AGREEMENT SUPPLEMENT

LOAN AGREEMENT SUPPLEMENT No. [    ]

LOAN AGREEMENT SUPPLEMENT No. [    ], dated                     , 200   (“Supplement”), to the Loan and Security Agreement dated August 30, 2002 (the “Loan Agreement) by and between the undersigned (“Borrower”), and Silicon Valley Bank (“Bank”).

Capitalized terms used herein but not otherwise defined herein are used with the respective meanings given to such terms in the Loan Agreement.

To secure the prompt payment by Borrower of all amounts from time to time outstanding under the Loan Agreement, and the performance by Borrower of all the terms contained in the Loan Agreement, Borrower grants Bank, a first priority security interest in each item of equipment and other property described in Annex A hereto, which equipment and other property shall be deemed to be additional Financed Equipment and Collateral. The Loan Agreement is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

Annex A (Equipment Schedule) and Annex B (Loan Terms Schedule) are attached hereto.

The proceeds of the Loan should be transferred to Borrower’s account with Bank set forth below:

Bank Name:        Silicon Valley Bank

Account No.:

Borrower hereby certifies that (a) the foregoing information is true and correct and authorizes Bank to endorse in its respective books and records, the Option 2 Basic Rate or Option 4 Basic Rate, as applicable, applicable to the Funding Date of the Option 2 Loan or Option 4 Loan contemplated in this Loan Agreement Supplement and the principal amount set forth in the Loan Terms Schedule; (b) the representations and warranties made by Borrower in the Loan Agreement are true and correct in all material respects on the date hereof and will be true and correct in all material respects on such Funding Date. No Event of Default has occurred and is continuing under the Loan Agreement. This Supplement may be executed by Borrower and Bank in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

This Supplement is delivered as of this day and year first above written.

SILICON VALLEY BANK	SABA SOFTWARE, INC.

By:	By:

Name:	Name:

Title:	Title:

Annex A - Description of Financed Equipment

Annex B - Loan Terms Schedule

Annex A to Exhibit E

The Financed Equipment being financed with the Equipment Advance or Equipment Facility 2 Advance with respect to which this Loan Agreement Supplement is being executed is listed below. Upon the funding of such Equipment Advance or Equipment Facility 2 Advance, this schedule automatically shall be deemed to be a part of the Collateral.

Description of Equipment	Make	Model	Serial #	Invoice #

Annex B to Exhibit E

LOAN TERMS SCHEDULE #

Loan Funding Date:                             , 200

Original Loan Amount: $

Option 2 Basic Rate or Option 4 Basic Rate (circle one):             %

Loan Factor:             %

Scheduled Payment Dates and Amounts*:

One (1) payment of $                     due

             payment of $                     due monthly in advance from                  through                     .

One (1) payment of $                     due                                         .

Maturity Date:

Payment No.	Payment Date
1
2
3
4
...
35
[36]
...

*/	The amount of each Scheduled Payment will change as the Loan Amount changes.